UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

Innventure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42303	93-4440048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 209-6787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

In connection with an SEC-registered public offering (the “Offering”) of 11,428,572 shares (the “Shares”) of the common stock, $0.0001 par value per share (the “Common Stock”), of Innventure, Inc. (the “Company”), on January 12, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers party thereto (the “Purchasers”).

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, and subject to certain exceptions, the Company has agreed to certain restrictions on the issuance and sale of the Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 30-day period following the closing of the Offering. In addition, the Company’s executive officers and directors entered into lock-up agreements in substantially the form included as an exhibit to the Purchase Agreement, providing for a 30-day “lock-up” period with respect to sales of Common Stock and Common Stock Equivalents, subject to certain exceptions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-292427) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2025 and declared effective by the SEC on January 9, 2026, as supplemented by a prospectus supplement, dated January 12, 2026, filed with the SEC on January 14, 2026.

Placement Agency Agreement

On January 12, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”), as the sole placement agent in connection with the Offering. The Offering was conducted on a reasonable "best efforts" basis and closed on January 14, 2026.

The Company agreed to pay the Placement Agent a fee in cash equal to 7.0% of the aggregate proceeds from the sale of the Shares to the Purchasers. The Company also agreed to reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses, including the accountable fees of counsel, not to exceed $100,000. The Placement Agency Agreement contains customary representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Purchase Agreement and subject to certain exceptions, the Company has agreed to certain restrictions on the issuance and sale of the Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 30-day period following the closing of the Offering.

The foregoing descriptions of the Placement Agency Agreement and the Purchase Agreement are qualified in their entirety by reference to the full text of the Placement Agency Agreement and the Purchase Agreement, copies of which are filed as Exhibits 1.01 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Jones Day relating to the validity of the Shares is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On January 12, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On January 14, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Placement Agency Agreement, dated as of January 12, 2026, by and between Innventure, Inc. and Titan Partners Group LLC
5.1	Opinion of Jones Day
10.1	Form of Securities Purchase Agreement, dated as of January 12, 2026, by and among Innventure, Inc. and the purchasers party thereto
23.1	Consent of Jones Day (included in Exhibit 5.1)
99.1	Press Release, dated January 12, 2026
99.2	Press Release, dated January 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2026
INNVENTURE, INC.

	By:	/s/ David Yablunosky
	Name:	David Yablunosky
	Title:	Chief Financial Officer